Exhibit 99.1

Report of the Independent Auditors

To the Board of Directors and Shareholder of Windstar Sail Cruises Ltd.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, shareholders’ equity and cash flows present fairly, in all material respects, the financial position of Windstar Sail Cruises Ltd. and its subsidiaries at November 30, 2006 and November 30, 2005, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 10 to the financial statements, during the year ended November 30, 2006, the Company changed the manner in which it accounts for stock compensation costs.

/s/ PricewaterhouseCoopers LLP
Seattle, WA
May 23, 2007

WINDSTAR SAIL CRUISES LTD. & SUBSIDIARIES

Consolidated Statements of Operations

For the years ended November 30, 2006 and 2005

(In Thousands of U.S. Dollars)

	2006	2005
Revenue:
Cruise
Passenger tickets	$58,310	$51,393
Onboard	10,054	8,815
Other	6,743	7,965

	75,107	68,173

Costs and Expenses:
Operating
Cruise
Commissions, transportation and other	9,472	11,341
Onboard and other	2,613	2,425
Payroll and related	11,375	11,478
Fuel	6,138	5,332
Repair and maintenance	6,591	5,487
Other ship operating	14,982	13,720

Total operating	51,171	49,783
Advertising, selling and administrative	13,194	11,244
Depreciation	7,996	7,632

	72,361	68,659

Operating Income (Loss)	2,746	(486)

Nonoperating Income (Expense):
Interest income (expense), net	15	(144)
Other expense, net	(37)	(230)

	(22)	(374)

Income (Loss) Before Income Taxes	2,724	(860)

Income Tax Benefit	85	28

Net Income (Loss)	$2,809	$(832)

The accompanying notes are an integral part of these consolidated financial statements.

WINDSTAR SAIL CRUISES LTD. & SUBSIDIARIES

Consolidated Balance Sheets

November 30, 2006 and 2005

(In Thousands of U.S. Dollars)

	2006	2005
ASSETS
Current Assets:
Cash and cash equivalents	$2,304	$1,714
Trade receivables, net	227	631
Insurance recovery receivable	71	78
Receivable from parent	872	—
Inventories (see Note 4)	1,103	1,218
Prepaid expenses and other (see Note 5)	1,046	870

Total Current Assets	5,623	4,511

Vessels, at cost, less accumulated depreciation (see Note 6)	95,797	89,487
Long-term other assets	—	12

Total Assets	$101,420	$94,010

LIABILITIES AND SHAREHOLDER’S EQUITY
Current Liabilities:
Payable to parent	$—	$1,842
Accrued liabilities and other	10,287	3,328
Customer deposits	19,351	20,270
Guest claim reserve	728	325

Total Current Liabilities	30,366	25,765

Tax contingency reserves (see Note 8)	87	87

Shareholder’s Equity:
Preferred stock, $1 par value, 24,000 shares authorized; 12,000 shares issued and outstanding	12	12
Common stock, $1 par value, 32,000 shares authorized; 16,000 shares issued and outstanding	16	16
Additional paid-in-capital	65,489	65,489
Retained earnings	5,450	2,641

	70,967	68,158

Total Liabilities and Shareholder’s Equity	$101,420	$94,010

The accompanying notes are an integral part of these consolidated financial statements.

WINDSTAR SAIL CRUISES LTD. & SUBSIDIARIES

Consolidated Statements of Cash Flows

For the years ended November 30, 2006 and 2005

(In Thousands of U.S. Dollars)

	2006	2005
Cash Flows from Operating Activities:
Net income (loss)	$2,809	$(832)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	7,996	7,632
Loss on retirement of vessel components	204	74
Allocation of depreciation expense from affiliate and other	(593)	(394)
Increase in tax contingency reserves	—	87
Changes in Operating Assets and Liabilities:
(Increase)/decrease in:
Trade receivables, net	404	508
Insurance recovery receivable	7	2
Inventories	115	(233)
Prepaid expenses and other	(176)	210
Increase/(decrease) in:
Accrued liabilities and other	6,959	(1,255)
Customer deposits	(919)	7,185
Guest Claim Reserve	403	325

Net Cash Provided by Operating Activities	17,209	13,309

Cash Flows from Investing Activities:
Additions to vessels	(13,917)	(5,278)
Decrease/(increase) in long-term other assets	12	(12)

Net Cash Used in Investing Activities	(13,905)	(5,290)

Cash Flows from Financing Activities:
Decrease in payable to parent, net	(2,714)	(7,441)

Net Cash Used in Financing Activities	(2,714)	(7,441)

Net Cash Flows	590	578

Cash and Cash Equivalents:
Beginning of year	1,714	1,136

End of year	$2,304	$1,714

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for interest (net of $13 and $16 capitalized for 2006 and 2005, respectively)	$3	$144

The accompanying notes are an integral part of these consolidated financial statements.

WINDSTAR SAIL CRUISES LTD. & SUBSIDIARIES

Consolidated Statements of Shareholder’s Equity

For the years ended November 30, 2006 and 2005

(In Thousands of U.S. Dollars and Shares)

	Comprehensive	Preferred stock		Common stock		Additional paid-in	Retained	Total Shareholder’s
	(loss) income	Shares	Amount	Shares	Amount	capital	earnings	equity
Balances, November 30, 2004		12	$12	16	$16	$65,489	$3,473	$68,990

Comprehensive net loss:
Net loss	$(832)						(832)	(832)

Total comprehensive loss	$(832)

Balances, November 30, 2005		12	12	16	16	65,489	2,641	68,158

Comprehensive net income:
Net income	$2,809						2,809	2,809

Total comprehensive income	$2,809

Balances, November 30, 2006		12	$12	16	$16	$65,489	$5,450	$70,967

The accompanying notes are an integral part of these consolidated financial statements.

WINDSTAR SAIL CRUISES LTD. & SUBSIDIARIES

Notes to Consolidated Financial Statements

For the years ended November 30, 2006 and 2005

(In Thousands of U.S. Dollars)

1.	General

Description of Business

Windstar Sail Cruises Ltd., a Bahamian corporation, is a wholly owned subsidiary of HAL Antillen N.V., a wholly owned subsidiary of Carnival Corporation & plc (“Carnival”), which is a publicly traded corporation on the New York Stock Exchange. Hereinafter Windstar Sail Cruises Ltd. is referred to as the “Company” or “Windstar.” The Company is involved in marketing and conducting cruises to the Caribbean, the southern coast of Europe, the Greek Isles, Costa Rica, and various other itineraries throughout the world aboard Company and subsidiary owned cruise ships.

The Company operates three luxury motor sailing yachts: the Wind Surf (a Bahamian flagged vessel through November 20, 2006), with a capacity of 308 passengers; and the Wind Star and Wind Spirit (each Bahamian flagged vessels), each with a capacity of 148 passengers. During fiscal 2006 the Wind Surf (through November 20, 2006) and Wind Spirit were owned by Wind Spirit Ltd., and the Wind Star was owned by Wind Star Ltd. Wind Spirit Ltd. and Wind Star Ltd. are wholly owned subsidiaries of the Company. Effective November 21,2006, the Wind Surf was re-flagged under the flag of The Netherlands, and its ownership was transferred to HAL Antillen N.V.

Holland America Line – USA Inc. (“HAL-USA Inc.”), an entity incorporated in the United States of America (“U.S.”) and an affiliate of HAL Antillen N.V. and Windstar, performs selling and administrative functions for the Company, and acts as its agent.

Preparation of Financial Statements

The preparation of the consolidated financial statements for fiscal 2006 and 2005 in accordance with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the amounts reported and disclosed in the Company’s financial statements. Actual results could differ from these estimates. All material intercompany transactions and accounts have been eliminated.

2.	Summary of Significant Accounting Policies

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

WINDSTAR SAIL CRUISES LTD. & SUBSIDIARIES

Notes to Consolidated Financial Statements

For the years ended November 30, 2006 and 2005

(In Thousands of U.S. Dollars)

2.	Summary of Significant Accounting Policies, continued

Trade Receivables, Net

The Company records its trade receivables at their fair value, net of allowance for doubtful accounts. Trade receivables consist primarily of receivables from credit card companies. The Company ages its trade receivables and reserves for allowance for doubtful accounts when aging of trade receivables exceeds 120 days.

Insurance Recovery

The Company records insurance recoveries, which exceed deductibles, from its insurance providers for claims covered by insurance which have been realized or are realizable by the underwriters.

Receivable from /Payable to Parent

The Company loans to or borrows funds from HAL Antillen N.V. for working capital purposes.

Inventories

Inventories, which primarily includes fuel, food, beverage, and hotel supplies, are stated at the lower of cost or market on a first-in-first-out basis.

Vessels

Vessels are stated at cost. Depreciation, after consideration of residual values of 15%, is computed using the straight-line method over a 25 year useful life. Windstar componentizes new fixed asset additions and depreciates them over a period of 3 to 10 years.

The Company reviews its long-lived assets for impairment whenever triggering events indicate that the carrying amount of these assets may not be fully recoverable. The assessment of possible impairment is based on the Company’s ability to recover the carrying value of the asset based on the estimated future undiscounted cash flows. If these estimated future cash flows are less than the carrying value of the asset, an

WINDSTAR SAIL CRUISES LTD. & SUBSIDIARIES

Notes to Consolidated Financial Statements

For the years ended November 30, 2006 and 2005

(In Thousands of U.S. Dollars)

2.	Summary of Significant Accounting Policies, continued

Vessels, continued

impairment charge is recognized for the difference between the asset’s estimated fair value and its carrying value. During fiscal 2006 and 2005, the Company noted no triggering events that would require an impairment review of its long-lived assets, and as such there were no impairment charges.

Vessel improvements, which are believed to add value to the Company’s vessels, are capitalized to the vessels and depreciated over the improvements’ estimated useful lives, while costs of repairs and maintenance and minor replacement costs are charged to expense as incurred. Upon the replacement or refurbishment of previously capitalized vessel components, these assets’ estimated cost and accumulated depreciation are written-off and any resulting gain or loss is recognized in operations.

Dry-dock Costs

Dry-dock costs primarily represent planned major maintenance activities that are incurred when a ship is taken out of service for scheduled maintenance. The Company uses the direct method of expensing dry-dock costs as incurred.

Revenue and Expense Recognition

Guest cruise deposits represent unearned revenues and are initially recorded as customer deposit liabilities when received. Customer deposits are subsequently recognized as cruise revenues, together with revenues from onboard and other activities, which include transportation and shore excursion revenues and all associated direct costs of a voyage, upon completion of voyages with durations often nights or less and on a pro rata basis for voyages in excess often nights. Future travel discount vouchers issued to guests are typically recorded as a reduction of revenues when such vouchers are utilized. Cancellation fees are recognized in revenues at the time of the cancellation.

The Company sells to its passengers air and other transportation to and from Windstar ships, and the related cost of purchasing this service is recorded as cruise passenger ticket revenues and cruise transportation costs, respectively, in the accompanying Consolidated Statements of Operations. The proceeds that Windstar collects from the sale of third party shore excursions and on behalf of onboard concessionaires, net of the amounts remitted to them, are recorded as concession revenues, on a net basis, in onboard and other cruise revenues.

WINDSTAR SAIL CRUISES LTD. & SUBSIDIARIES

Notes to Consolidated Financial Statements

For the years ended November 30, 2006 and 2005

(In Thousands of U.S. Dollars)

2.	Summary of Significant Accounting Policies, continued

Insurance/Self-Insurance

The Company uses a combination of insurance and self-insurance for a number of risks including claims related to crew and passengers, hull and machinery, war risk, workers’ compensation, property damage and general liability. Liabilities associated with certain of these risks, including crew and passenger claims, are estimated based on, among other things, historical claims experience, severity factors and other actuarial assumptions. The Company’s expected loss accruals, recorded in Guest Claim Reserve on the Consolidated Balance Sheets, are based on estimates, and while the Company believes amounts accrued are adequate, the ultimate loss may differ from the amounts provided.

Advertising, Selling and Administrative Expenses

Advertising and selling expenses include items such as advertising, marketing, promotional and related costs. Advertising costs are charged to expense as incurred except for brochures and media production costs. The brochures and media production costs are recorded as prepaid expenses and charged to expense as consumed or upon the first airing of the advertisement, respectively.

In its administrative capacity, HAL-USA Inc. allocates various advertising, selling and administrative expenses to Windstar. For advertising and certain selling and related expenses, 100% of these costs are charged to Windstar. Advertising expenses allocated at 100% from HAL-USA Inc. to Windstar totaled $4,730 and $4,613 for fiscal 2006 and 2005, respectively. Total advertising expenses amounted to $5,021 and $5,086 in fiscal 2006 and 2005, respectively. The selling and related expenses that were 100% allocated to the Company for fiscal 2006 and 2005 were $1,888 and $1,910, respectively.

The Company also receives an allocation for marine operating departmental administrative expenses from HAL Antillen N.V. Departments that are allocated to Windstar consist of marine operations, marine hotel operations, marine nautical and compliance, environmental compliance, and marine warehouse administration. The total marine operating departmental expenses allocated to Windstar were $1,594 and $1,176 for fiscal 2006 and 2005, respectively.

WINDSTAR SAIL CRUISES LTD. & SUBSIDIARIES

Notes to Consolidated Financial Statements

For the years ended November 30, 2006 and 2005

(In Thousands of U.S. Dollars)

2.	Summary of Significant Accounting Policies, continued

Advertising, Selling and Administrative Expenses, continued

Certain selling and administrative expenses representing the costs of the Company’s shoreside ship support, reservation and other administrative functions and include items such as salaries and related benefits, professional fees and occupancy costs, which are typically expensed as incurred. Departments that are allocated to Windstar include sales, marketing, public relations, reservations, business development, consumer programs, operations, air ticketing, finance, information technology, executive administration, legal, guest relations, purchasing, office services, and human resources. Windstar receives an allocation of expenses for these functional departments from HAL-USA Inc. The total selling and administrative expenses allocated to Windstar were $4,981 and $3,546 for fiscal 2006 and 2005, respectively.

The methodology of allocation is based on a variety of factors, including relative time spent by the Company’s management on various functional activities, sales volume, net ticket revenue, passenger cruise days, proportional expenses, and square footage. Windstar management believes that the method of allocation is reasonable.

Share-Based Compensation

Effective December 1, 2005, Windstar adopted the provisions of Statement of Financial Accounting Standards No. 123(revised 2004), “Share-Based Payment” (“SFAS No. 123(R)”), which requires the Company to measure and recognize compensation expense for all share-based compensation awards. The Company adopted SFAS No. 123(R) using the modified prospective application transition method. Under this method, the share-based compensation cost recognized beginning December 1, 2005 includes compensation cost for (i) all share-based payments granted prior to, but not vested as of, December 1, 2005, based on the grant date fair value originally estimated in accordance with the provisions of SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”), and (ii) all share-based payments granted subsequent to November 30, 2005, based on the grant date fair value estimated in accordance with the provisions of SFAS No. 123(R).

WINDSTAR SAIL CRUISES LTD. & SUBSIDIARIES

Notes to Consolidated Financial Statements

For the years ended November 30, 2006 and 2005

(In Thousands of U.S. Dollars)

2.	Summary of Significant Accounting Policies, continued

Share-Based Compensation, continued

Prior to December 1, 2005, as allowed under the then outstanding accounting principles, Windstar did not recognize compensation expense for the issuance of stock options with an exercise price equal to or greater than the market price of the underlying shares at the date of grant.

Compensation cost under SFAS No. 123(R) is recognized ratably using the straight-line attribution method over the expected vesting period or to the retirement eligibility date, if less than the vesting period, when vesting is not contingent upon any future performance. In addition, pursuant to SFAS No. 123(R) Windstar is required to estimate the amount of expected forfeitures, which it estimates based on historical forfeiture experience, when calculating compensation cost. If the actual forfeitures that occur are different than the estimate, then the Company will revise its estimates.

Concentrations of Credit Risk

As part of ongoing control procedures, Windstar monitors concentrations of credit risk associated with financial and other institutions with which it conducts significant business. Credit risk is considered minimal as the Company primarily conducts business with large, well-established financial institutions that have long-term credit ratings of A or above, and Windstar seeks to diversify its counterparties. In addition, the Company has established guidelines regarding credit ratings and investment maturities that it follows to maintain safety and liquidity. Windstar does not anticipate nonperformance by any of its significant counterparties.

Windstar also monitors the creditworthiness of travel agencies and tour operators to which it grants credit terms in the normal course of business. Concentrations of credit risk associated with these receivables are considered minimal primarily due to their short maturities and the large number of accounts within the Company’s customer base. Windstar has experienced only minimal credit losses on trade receivables. The Company does not normally require collateral or other security to support normal credit sales.

WINDSTAR SAIL CRUISES LTD. & SUBSIDIARIES

Notes to Consolidated Financial Statements

For the years ended November 30, 2006 and 2005

(In Thousands of U.S. Dollars)

3.	Related-Party Transactions

In its administrative capacity, HAL-USA Inc. allocates various advertising, selling and administrative expenses to Windstar.

A division of Carnival operates the Company’s shipboard casinos for which Windstar reimburses Carnival the costs of casino operations. In addition, the Company pays a management fee to Carnival to cover various administrative overhead expenses. For fiscal 2006 and 2005, casino management fees amounted to $153 and $149, respectively.

The Company had a short-term receivable from and a short-term payable to HAL Antillen N.V. of $872 and $1,842 at November 30, 2006 and 2005, respectively. Interest was charged or credited at the Applicable Federal Rate as provided by the Internal Revenue Service ranging from 4.71% to 5.89% and 2.46% to 5.02% for fiscal 2006 and 2005, respectively. For fiscal 2006 and 2005 the Company recorded interest income and interest expense with HAL Antillen N.V. of $19 and ($148), respectively. Payments from and to HAL Antillen N.V. are made monthly based on the cash flow of the Company.

Until January 2005, Janet Olczak Lanterman, the wife of A. Kirk Lanterman, one of Carnival’s former directors and a former executive officer of HAL Antillen N.V., was the owner of a travel agency located in Seattle, Washington, named Cruise Specialists. Under the laws of the State of Washington, Ms. Lanterman’s ownership interest in Cruise Specialists was her separate property and, accordingly, Mr. Lanterman did not have any ownership interest in the agency. Cruise Specialists sells cruises and other similar products for various travel providers, including Windstar, under arrangements that are common throughout the travel industry, whereby Cruise Specialists receives a commission based on sales generated. In fiscal 2005, Cruise Specialists generated approximately $326 of gross revenues for the Company. In connection with such revenues, Cruise Specialists received approximately $28 from Windstar in commissions and other marketing incentives.

The Company receives procurement services from Carnival for which it is charged a fee. The procurement fee charged to Windstar totaled $86 and $20 for the fiscal year 2006 and 2005, respectively. These charges are included as part of the purchasing department administrative fee referred to above.

WINDSTAR SAIL CRUISES LTD. & SUBSIDIARIES

Notes to Consolidated Financial Statements

For the years ended November 30, 2006 and 2005

(In Thousands of U.S. Dollars)

3.	Related-Party Transactions, continued

Carnival also provides to Windstar environmental compliance services for which it is charged a fee. The environmental compliance fee charged to Windstar for these services amounted to $191 and $143 for the fiscal year 2006 and 2005, respectively. These charges are included as part of the environmental compliance department administrative fee referred to above.

A subsidiary of HAL-USA Inc. performs meet and greet services for Windstar at airport and port facilities at the Company’s home-port destinations. For fiscal 2006 and 2005, charges for meet and greet services totaled $408 and $333, respectively. The HAL-USA Inc. subsidiary also performs transfer services to and from airports for Windstar passengers. Charges made to the Company for these transfer services totaled $196 and $224 for fiscal 2006 and 2005, respectively.

Carnival owns a general sales agent (“GSA”) in the United Kingdom that sells Windstar cruises. The net revenue generated by this GSA amounted to $928 and $599 for fiscal 2006 and 2005, respectively.

4.	Inventories

Windstar’s inventory consisted of the following:

	November 30,
	2006	2005
Fuel	$319	$555
Food	228	165
Beverage	242	166
Hotel Supplies	211	229
Other	103	103

Inventories	$1,103	$1,218

WINDSTAR SAIL CRUISES LTD. & SUBSIDIARIES

Notes to Consolidated Financial Statements

For the years ended November 30, 2006 and 2005

(In Thousands of U.S. Dollars)

5.	Prepaid Expenses and Other

The Company prepays various expenses for operating purposes. Prepaid expenses and other balances consisted of the following:

	November 30,
	2006	2005
Credit Card Fees	$313	$221
Deposits	298	320
Brochures	158	116
Advertising	53	46
Other	224	167

Prepaid Expenses and Other	$1,046	$870

6.	Vessels

Vessels consist of the following:

	November 30,
	2006	2005
Vessels	$164,699	$151,899
Less accumulated depreciation	(68,902)	(62,412)

Vessels, at cost, less accumulated depreciation	$95,797	$89,487

Expenses for repair and maintenance amounted to $6,591 and $5,487 in fiscal 2006 and 2005, respectively.

7.	Accrued Liabilities and Other

At November 30, 2006, accrued liabilities consisted of approximately $7.6 million of accruals for the refurbishment of the Wind Surf for the Company’s Degrees of Difference capital improvement program. At November 30, 2005, accrued liabilities for capital improvements amounted to $465.

8.	Income and Other Taxes

The Company and its subsidiaries are foreign corporations primarily engaged in the international operation of vessels. Generally, income from the international operation of vessels is subject to preferential tax regimes in the countries where the vessel owning companies are incorporated and exempt from income tax in other countries where the vessels call due to the application of income tax treaties or, in the case of the U.S., Section 883 of the Internal Revenue Code.

WINDSTAR SAIL CRUISES LTD. & SUBSIDIARIES

Notes to Consolidated Financial Statements

For the years ended November 30, 2006 and 2005

(In Thousands of U.S. Dollars)

8.	Income and Other Taxes, continued

For fiscal 2005, regulations under Section 883 of the Internal Revenue Code limiting the types of income considered to be derived from the international operation of a ship first became effective. Section 883 is the primary provision upon which the Company relies to exempt most of its international ship operation earnings from U.S. income taxes. Accordingly, the 2006 and 2005 provisions for U.S. federal income taxes include taxes on a portion of the Company’s ship operating income, which are calculated using a stand-alone basis for each Windstar legal entity.

If Windstar were found not to qualify for exemption pursuant to applicable income tax treaties or under the Internal Revenue Code or if the income tax treaties or Internal Revenue Code were to be changed in a manner adverse to the Company, a portion of the Windstar’s income would become subject to taxation by the U.S. at higher than normal corporate tax rates.

The Company does not expect to incur income taxes on future distributions of undistributed earnings of its foreign subsidiaries and, accordingly, no deferred income taxes have been provided for the distribution of these earnings.

In addition to or in place of income taxes, virtually all jurisdictions where Windstar ships call impose taxes based on passenger counts, ship tonnage or some other measure. These taxes, other than those directly charged to and/or collected from passengers by the Company on a per passenger headcount basis, are recorded as operating expenses in the accompanying Consolidated Statements of Operations.

9.	Commitments and Contingencies

Litigation

In the normal course of business, various other claims and lawsuits have been filed or are pending against the Company. Most of these claims and lawsuits are covered by insurance. Management is not able to estimate the impact or the ultimate outcome of any such actions, which are not covered by insurance.

War Risk Insurance

Windstar maintains war risk insurance, subject to coverage limits, deductibles and exclusions for claims such as those arising from chemical, nuclear and biological attacks, on all of its ships covering the Company’s legal liability to crew, passengers and other third parties as well as loss or damage to Windstar vessels arising from war or war-like actions, including terrorist risks. Under the terms of the Company’s war risk

WINDSTAR SAIL CRUISES LTD. & SUBSIDIARIES

Notes to Consolidated Financial Statements

For the years ended November 30, 2006 and 2005

(In Thousands of U.S. Dollars)

9.	Commitments and Contingencies, continued

War Risk Insurance, continued

insurance coverage, which is typical for war risk policies in the marine industry, underwriters can give seven days notice to the insured that the policies will be cancelled.

10.	Stock Incentive Plans

The Company’s employees were recipients of share-based compensation awards under the Carnival Corporation stock plans. This plan allows Windstar to issue stock options, restricted stock units (collectively “incentive awards”). Incentive awards are primarily granted to management level employees of Carnival Corporation and its subsidiaries, including Windstar. The plan is administered by a committee of independent directors (the “Committee”) of Carnival, that determines who is eligible to participate, the number of shares for which incentive awards are to be granted and the amounts that may be exercised within a specified term. These plans allow Carnival to fulfill its incentive award obligations using shares purchased in the open market, or with unissued or treasury shares. Certain incentive awards provide for accelerated vesting if Carnival has a change in control, as defined.

Effective December 1, 2005 the Company adopted the provisions of SFAS No. 123(R), which required measurement and recognition of compensation expense for all share-based compensation awards. The total share-based compensation expense for employees fully-dedicated to Windstar management was $67 for fiscal 2006. In addition, included in the administrative allocations from HAL-USA Inc. to Windstar is a portion of total share-based compensation expense, which for fiscal 2006 and 2005 amounted to $207 and $11, respectively. All share-based compensation expense has been included in the Consolidated Statements of Operations as selling, general and administrative expenses.

Prior to December 1, 2005, Windstar did not recognize compensation expense for the issuance of stock options with an exercise price equal to or greater than the market price of the underlying shares at the date of grant. Had the Company elected to charge earnings for the estimated fair value of stock options in prior years, its pro forma net loss would have been as follows:

WINDSTAR SAIL CRUISES LTD. & SUBSIDIARIES

Notes to Consolidated Financial Statements

For the years ended November 30, 2006 and 2005

(In Thousands of U.S. Dollars)

10.	Stock Incentive Plans, continued

Year ended November 30, 2005
Net loss, as reported	$(832)
Total share-based compensation expense determined under the fair value-based method for all awards(a)	(24)

Pro forma net loss	$(856)

(a)	These amounts include the expensing of stock options made to retirement-eligible employees over the expected vesting period of the option and accounting for the impact of forfeitures as they occur.

As permitted by SFAS No. 123 and SFAS No. 123(R), the fair values of options were estimated using the Black-Scholes option-pricing model. The Black-Scholes values and assumptions were as follows:

Year ended November 30, 2005
Fair value of options at the dates of grant	$14.60
Risk free interest rate(a)	3.86%
Expected dividend yield	1.78%
Expected volatility(b)	27.00%
Expected option life (in years)(c)	5.75

(a)	The risk-free interest rate is based on U.S. Treasury zero-coupon issues with a remaining term equal to the expected option life assumed at the date of grant.
(b)	The expected volatility is based on a weighting of the implied volatilities derived from the Carnival’s exchange traded options and convertible notes and the historical volatility of its common stock.
(c)	The average expected life was based on the contractual term of the option and expected employee exercise behavior. Based on the Carnival’s assessment of employee groupings and observable behaviors, it determined that a single grouping is appropriate.

WINDSTAR SAIL CRUISES LTD. & SUBSIDIARIES

Notes to Consolidated Financial Statements

For the years ended November 30, 2006 and 2005

(In Thousands of U.S. Dollars)

10.	Stock Incentive Plans, continued

Stock Option Plans

The Committee generally sets stock option exercise prices at 100% or more of the fair market value of the underlying common stock/ordinary shares on the date the option is granted. All stock options granted during the year ended November 30, 2005 were granted at an exercise price per share equal to or greater than the fair market value of the Carnival Corporation common stock ordinary shares on the date of grant. Generally employee options vest evenly over five years. The Company’s employee options granted prior to October 2005 have a ten-year term.

A summary of Carnival Corporation stock option activity for fully-dedicated Windstar employees during the year ended November 30, 2006 is as follows:

	Weighted- Average Shares	Weighted- Average Remaining Exercise Price	Aggregate Intrinsic Contractual Term (In Years)	Value(a)
Outstanding at November 30, 2005	13,800	$42.36
Granted	—	—
Exercised	3,000	$29.00
Forfeited or expired	9,000	$46.50

Outstanding at November 30, 2006	1,800	$43.90	.4	$12

Exercisable at November 30, 2006	800	$51.82	.2	$1

(a)	The aggregate intrinsic value represents the amount by which the fair value of underlying stock exceeds the option exercise price at November 30,2006.

As of the dates of exercise, the total intrinsic value of options exercised in fiscal 2006 and 2005 was $51 and $59, respectively. As of November 30, 2006, there was $10 of total unrecognized compensation cost related to unvested stock options. This cost is expected to be recognized over a weighted-average period of .6 years.

WINDSTAR SAIL CRUISES LTD. & SUBSIDIARIES

Notes to Consolidated Financial Statements

For the years ended November 30, 2006 and 2005

(In Thousands of U.S. Dollars)

10.	Stock Incentive Plans, continued

Restricted Stock Units

Carnival Corporation grants restricted stock units (“RSUs”), which do not have an exercise price, and vest evenly over five years after the grant date and accrue dividend equivalents on each outstanding RSU, in the form of additional RSUs, based on dividends declared. The share-based compensation expense associated with RSUs is based on the quoted market price of the Carnival Corporation shares on the date of grant, and is amortized to expense using the straight-line method from the grant date through the earlier of the vesting date or the estimated retirement eligibility date.

During the year ended November 30, 2006, RSU activity was as follows:

	Restricted Stocks Units
	Weighted-Average Grant Date
	Shares	Fair Value
Outstanding at November 30, 2005	—	—
Granted	2,800	$51.38
Vested	—	—
Forfeited	600	$51.38

Outstanding at November 30, 2006	2,200	$51.38

There was no vesting of RSUs during fiscal 2006. As of November 30, 2006, there was $62 of total unrecognized compensation cost related to RSUs. This cost is expected to be recognized over a weighted-average period of 2.0 years.

11.	Recent Accounting Pronouncements

In June, 2006 the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”). FIN 48 clarifies, among other things, the accounting for uncertain income tax positions by prescribing a minimum probability threshold that a tax position must meet before a financial statement income tax benefit is recognized. The minimum threshold is defined as a tax position, that based solely on its technical merits is more likely than not to be sustained upon examination by the relevant taxing authority. The tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. FIN 48 must be applied to all existing tax positions upon adoption. The cumulative effect of applying FIN 48 at

WINDSTAR SAIL CRUISES LTD. & SUBSIDIARIES

Notes to Consolidated Financial Statements

For the years ended November 30, 2006 and 2005

(In Thousands of U.S. Dollars)

11.	Recent Accounting Pronouncements, continued

adoption is required to be reported separately as an adjustment to the opening balance of retained earnings in the year of adoption. FIN 48 is required to be implemented at the beginning of a fiscal year and is effective for Windstar for fiscal 2008. The Company has not yet determined the impact, if any, of adopting FIN 48 on its financial statements.

12.	Subsequent Events

On March 5, 2007, the Company formed Degrees Ltd., which is a wholly owned subsidiary of Windstar. Effective March 21, 2007, the Wind Surf was re-flagged back to the Bahamian flag. The Wind Surfs ownership was transferred from HAL Antillen N.V. to Degrees Ltd.

Effective April 2, 2007, HAL Antillen N.V. sold the stock of Windstar to Ambassadors International Cruise Group, LLC (“Ambassadors”) for $99.8 million. The structure of the sale was $11.3 million in cash, $60 million note receivable at 7%, and assumption of liabilities of $28.5 million. Effective April 17, 2007 Ambassadors paid off the note receivable.